MIM Corporation 100 Clearbrook Road Elmsford, NY 10523 January 28, 2004 Mr. Barry A. Posner Executive Vice President and General Counsel MIM Corporation 100 Clearbrook Road Elmsford, NY 10523
Re: Employment Agreement

Dear Barry:

           Reference is made to the Employment Agreement, dated as of March 1, 1999, by and between MIM Corporation, a Delaware corporation, and yourself, as amended to date (the "Employment Agreement"). Capitalized terms used herein and not defined shall have the meaning ascribed thereto in the Employment Agreement.

           This will confirm our agreement that the Term of the Employment Agreement is extended for an additional two years through February 28, 2006. Except as modified hereby, the Employment Agreement shall remain unmodified and in full force and effect.

           Kindly signify your agreement to the foregoing by signing below.

Sincerely, MIM Corporation By: /s/ Richard H. Friedman Richard H. Friedman, Chairman and CEO
Agreed and Accepted as of the day of January, 2004: /s/ Barry A. Posner Barry A. Posner